UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

Nuveen Mortgage and Income Fund

(Exact name of registrant as specified in its charter)

Massachusetts	811-22329	27-1094170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 917-7700

(Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	JLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Changes to Investment Policies

Effective March 1, 2024, Nuveen Mortgage and Income Fund (NYSE: JLS) (the “Fund”) will implement changes to its investment policies. These changes are intended to permit the Fund to more optimally position its portfolio to take advantage of evolving opportunities in the securitized credit market. The policy changes are described more fully below.

Prior Policy	New Policy

Under normal market circumstances, the Fund invests at least 65% of its Managed Assets (as defined below) in MBS, including residential MBS (“RMBS”) and CMBS. As a fundamental policy, the Fund concentrates its investments in MBS and expressly treats MBS as a single industry or group of industries.

“Managed Assets” mean the total assets of the Fund, minus the sum of its accrued liabilities (other than Fund liabilities incurred for the express purpose of creating leverage). Total assets for this purpose shall include assets attributable to the Fund’s use of leverage (whether or not those assets are reflected in the Fund’s financial statements for purposes of generally accepted accounting principles), and derivatives will be valued at their market value.

Under normal market conditions:

•  The Fund may invest up to 35% of its Managed Assets in non-mortgage related ABS, including but not limited to any asset that generates reliable cash flows including collateralized loan obligations (“CLOs”) as well as pools of consumer auto loans, credit card receivables, aircraft leases and maintenance agreements, timeshare agreements, and solar photovoltaics.

•  The Fund may investment up to 5% of its Managed Assets in catastrophe bonds.

Under normal market circumstances, the Fund invests at least 50% of its Managed Assets (as defined below) in MBS, including residential MBS (“RMBS”) and CMBS. As a fundamental policy, the Fund concentrates its investments in MBS and expressly treats MBS as a single industry or group of industries.

“Managed Assets” mean the total assets of the Fund, minus the sum of its accrued liabilities (other than Fund liabilities incurred for the express purpose of creating leverage). Total assets for this purpose shall include assets attributable to the Fund’s use of leverage (whether or not those assets are reflected in the Fund’s financial statements for purposes of generally accepted accounting principles), and derivatives will be valued at their market value.

Under normal market conditions:

•  The Fund may invest up to 50% of its Managed Assets in non-mortgage related ABS, including but not limited to any asset that generates reliable cash flows including collateralized loan obligations (“CLOs”) as well as pools of consumer auto loans, credit card receivables, aircraft leases and maintenance agreements, timeshare agreements, and solar photovoltaics.

•  The Fund may investment up to 5% of its Managed Assets in catastrophe bonds.

N/A

Under normal circumstances, the Fund will invest at least 80% of its Assets (as defined below) in mortgage related assets (including MBS) and other income producing securities (including ABS, bonds, debt securities and other similar instruments.)

“Assets” mean the net assets of the Fund plus the amount of any borrowings for investment purposes.

The Fund is also eliminating the following policies related to the use of certain derivatives and ability to short sell securities:

The Fund may not enter into futures contracts or related options or forward contracts, if more than 30% of the Fund’s Managed Assets would be represented by futures contracts or more than 5% of the Fund’s Managed Assets would be committed to initial margin deposits and premiums on futures contracts and related options.

The Fund may not sell securities short, unless the Fund owns or has the right to obtain securities equivalent in kind and amount to the securities sold at no added cost, and provided that transactions in options, futures contracts, options on futures contracts, or other derivative instruments are not deemed to constitute selling securities short.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Mortgage and Income Fund

Date: March 1, 2024	By:	/s/ Mark L. Winget
Mark L. Winget
Vice President and Secretary